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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of White Mountains Insurance Group, Ltd. and Fund American Companies, Inc. of our report dated February 9, 2001, except for
Note 17, which is as of March 16, 2001, relating to the 2000 and 1999 financial statements and financial statement schedules of White Mountains Insurance Group, Ltd. and its subsidiaries. We also consent to the reference to us under the heading "Experts" in such registration statement.

 /s/     PricewaterhouseCoopers
         Hamilton, Bermuda
         December 10, 2001